Exhibit 99.1

GameStop Reports Second Quarter Fiscal 2018 Results and Reaffirms Fiscal 2018 Guidance

Provides Update on Discussions with Third Parties and Ongoing Review of Strategic and Financial Alternatives to Enhance Shareholder Value

Grapevine, Texas (September 6, 2018) - GameStop Corp. (NYSE: GME) today reported sales and earnings for the second quarter ended August 4, 2018.

Rob Lloyd, chief operating officer and chief financial officer, said, “Our second quarter results were in line with our expectations and highlighted by solid growth in new hardware, accessories and collectibles. As we enter the back half of the year, we are focused on preparing our organization, particularly our stores and associates, to deliver the best customer experience in the video game industry to support an exciting slate of titles launching this fall, starting tomorrow and through the holiday season. The anticipation around the upcoming video games across several franchises is extraordinary and we remain well positioned to leverage our industry-leading position to drive growth in the second half.”

Strategic and Financial Alternatives Review
The company also confirmed that it continues to engage with third parties regarding a possible transaction as part of a comprehensive review of strategic and financial alternatives initiated by the company’s board of directors. The ongoing process includes a thorough evaluation of a full range of alternatives to enhance shareholder value.

Dan DeMatteo, executive chairman of GameStop’s board of directors, stated, “As our teams prepare for a busy and exciting holiday period, our board of directors, with the support of our financial and legal advisors, continues to conduct a comprehensive review of strategic and financial alternatives, including, but not limited to, a potential sale of the company.”

The company noted there can be no assurance that the board’s review will result in any transaction. The company does not intend to discuss or disclose further developments related to its review unless and until further disclosure is appropriate. The company and board of directors have been working with Perella Weinberg Partners LP as financial advisor and Sullivan & Cromwell LLP and Pepper Hamilton LLP as legal advisors to assist in the review process.

Second Quarter Results
Consistent with the company’s expectations, total global sales decreased 2.4% to $1.65 billion (decreased 2.9% in constant currency), resulting in a consolidated comparable store sales decrease of 0.5% (2.4% increase in the U.S. and 6.4% decrease internationally). New hardware sales increased 20.1%, driven by the launch of the Xbox One X and continued strong sales of the Nintendo Switch and PS4. New software sales decreased 18.5% primarily due to the lack of significant title launches during the quarter. Pre-owned sales declined 9.9%.

Digital receipts increased 15.3% to $255.9 million, excluding the second quarter 2017 revenues from Kongregate, which was sold in July 2017. On a reported basis, digital sales decreased 13.5% to $40.2 million due to the sale of Kongregate.

Collectibles sales increased 15.7% to $141.7 million, driven by continued expansion of licensed merchandise offerings, new and improved product offerings and notable growth in apparel.

Technology Brands operating earnings, increased 35.3% to $20.3 million compared to $15.0 million in the prior-year quarter, despite a 10.3% decline in sales to $168.9 million, primarily due to store closures relative to fiscal 2017.

GameStop’s second quarter GAAP net income (loss) was ($24.9) million, or ($0.24) per diluted share, compared to net income of $22.2 million, or $0.22 per diluted share in the prior-year quarter. Second quarter fiscal 2018 results include a non-operating tax charge of $29.6 million, or $0.29 per diluted share, related to the company’s previously disclosed tax matter in France. The second quarter of fiscal 2017 included a benefit from business divestitures of $7.3 million (both before and after tax), or $0.07 per diluted share.

Excluding the non-operating tax charge, GameStop's adjusted net income for the second quarter was $4.7 million, compared to adjusted net income of $14.9 million in the prior-year quarter. Adjusted earnings per diluted share were $0.05 compared to adjusted earnings per diluted share of $0.15 in the prior-year quarter.

A reconciliation of non-GAAP results, including adjusted net income, operating earnings and Technology Brands operating earnings to its closest GAAP measure is included with this release (Schedule III).

Capital Allocation Update
On September 4, 2018, GameStop’s board of directors declared a quarterly cash dividend of $0.38 per common share that is payable on October 2, 2018 to shareholders of record at the close of business on September 18, 2018.

2018 Guidance
GameStop is reiterating its previously issued annual guidance for fiscal 2018.

Total Sales	-2.0% to -6.0%
Comparable Store Sales (excludes Tech Brands stores)	Flat to -5%
Adjusted (Non-GAAP) Income Tax Rate	26.0% to 27.0% (1)
Adjusted (Non-GAAP) Earnings Per Share (diluted)	$3.00 to $3.35 (2)
Capital Expenditures	$110.0 million to $120.0 million

Earnings per share guidance is calculated based on weighted average shares outstanding of approximately 102 million.
(1) The adjusted income tax rate excludes all adjustments in the first half of fiscal 2018 and potential charges in Q3 or Q4.
(2) A reconciliation of non-GAAP forward-looking projections to GAAP financial measures is not available as the nature or amount of potential adjustments, which may be significant, cannot be determined at this time.

Conference Call Information
A conference call with GameStop Corp.’s management is scheduled for September 6, 2018 at 5:00 p.m. ET to discuss the company’s financial results. The phone number for the call is 888-254-3590 and the passcode is 6167383. This call, along with supplemental information, can also be accessed at GameStop Corp.’s investor relations home page at http://investor.GameStop.com/. The conference call will be archived for two months on GameStop’s corporate website.

About GameStop
GameStop Corp., a Fortune 500 company headquartered in Grapevine, Texas, is a global, multichannel video game, consumer electronics and wireless services retailer. GameStop operates over 7,100 stores across 14 countries. The company's consumer product network also includes www.gamestop.com; Game Informer® magazine, the world's leading print and digital video game publication; and ThinkGeek, www.thinkgeek.com, the premier retailer for the global geek community featuring exclusive and unique video game and pop culture products. Our Technology Brands segment includes over 1,300 Spring Mobile AT&T and Simply Mac stores. Spring Mobile, www.springmobile.com, sells all of AT&T’s products and services, including DIRECTV, devices and related accessories in select markets in the U.S. Simply Mac, www.simplymac.com, sells the full line of Apple products, including laptops, tablets, and smartphones and offers Apple certified warranty and repair services.

General information about GameStop Corp. can be obtained at the company’s corporate website. Follow @GameStop and @GameStopCorp on Twitter and find GameStop on Facebook at www.facebook.com/GameStop.

Non-GAAP Measures and Other Metrics
As a supplement to our financial results presented in accordance with U.S. generally accepted accounting principles (GAAP), GameStop may use certain non-GAAP measures, such as adjusted operating earnings, adjusted net income and constant currency. We believe these non-GAAP financial measures provide useful information to investors in evaluating our core operating performance. Adjusted operating earnings and adjusted net income exclude the effect of items such as asset impairments, store closure costs, severance, non-operating tax charges, as well as acquisition and divestiture costs. Results reported as constant currency exclude the impact of fluctuations in foreign currency exchange rates by converting our local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our current period reported results. Our definition and calculation of non-GAAP measures may differ from that of other companies. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported GAAP financial results. Additionally, GameStop uses “digital receipts” as an operating metric and defines it as the retail value paid by the customer for digital content sold individually or bundled with non-digital products and sales of subscriptions to our Game Informer magazine in digital form. The vast majority of our digital receipts come from digital products that are sold individually rather than bundled with other products. Under GAAP, we recognize the sale of these digital products on a net basis, whereby the commissions earned are recorded to revenue rather than the full retail price paid by the customer. We believe this operating metric is useful in understanding the size and performance of our digital business in comparison to measures of the overall digital industry revenues and our other video game product categories.

Safe Harbor
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current beliefs, views, estimates and expectations, including as to the Company’s industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. Such statements include without limitation those about the Company’s outlook for fiscal 2018, future financial and operating results, projections, expectations and other statements that are not historical facts. All statements regarding the board’s review of operating, strategic, financial and structural alternatives and expected costs and benefits, including whether operating, strategic, financial and structural alternatives could unlock value, are forward-looking statements. Forward-looking statements are subject to significant risks and uncertainties and actual developments, business decisions and results may differ materially from those reflected or described in the forward-looking statements. The following factors, among others, could cause actual results to differ from those reflected or described in the forward-looking statements: the uncertain outcome, impact, effects and results of the board’s review of operating, strategic, financial and structural alternatives; volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital and credit; our inability to obtain sufficient quantities of product to meet consumer demand; the timing of release and consumer demand for new and pre-owned products; our ability to continue to expand, and successfully open and operate new stores for our collectibles and technology brands businesses; risks associated with achievement of anticipated financial and operating results from acquisitions; our ability to sustain and grow our console digital video game sales; the impact of goodwill and intangible asset impairments; cost reduction initiatives, including store closing costs; risks related to changes in, and our continued retention of, executive officers and other key personnel; changes in consumer preferences and economic conditions; increased operating costs, including wages; cyber security events and related costs; risks associated with international operations; changes to our wireless industry partnerships and operations; increased competition and changing technology in the video game industry; changes in domestic or foreign laws and regulations that reduce consumer demand for, or increase prices of, our products or otherwise adversely affect our business; our effective tax rate and the factors affecting our effective tax rate, including changes in international, federal or state tax, trade and other laws and regulations, the costs and outcomes of legal proceedings and tax audits, and unexpected changes in the assumptions underlying our outlook for fiscal 2018. Additional factors that could cause our results to differ materially from those reflected or described in the forward-looking statements can be found in GameStop's Annual Report on Form 10-K for the fiscal year ended February 3, 2018 filed with the SEC and available at the SEC's Internet site at http://www.sec.gov or http://investor.GameStop.com. Forward-looking statements contained in this press release speak only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

GameStop Corp.
Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	13 weeks ended August 4, 2018	13 weeks ended July 29, 2017
Net sales	$1,646.7	$1,687.6
Cost of sales	1,050.6	1,063.9
Gross profit	596.1	623.7
Selling, general and administrative expenses	542.3	542.4
Depreciation and amortization	32.2	37.7
Operating earnings	21.6	43.6
Interest expense, net	13.9	14.4
Earnings before income tax expense	7.7	29.2
Income tax expense	32.6	7.0
Net (loss) income	$(24.9)	$22.2

Net (loss) income per common share:
Basic	$(0.24)	$0.22
Diluted	$(0.24)	$0.22

Dividends per common share	$0.38	$0.38

Weighted-average common shares outstanding:
Basic	102.1	101.4
Diluted	102.1	101.5

Percentage of Net Sales:

Net sales	100.0%	100.0%
Cost of sales	63.8%	63.0%
Gross profit	36.2%	37.0%
Selling, general and administrative expenses	32.9%	32.2%
Depreciation and amortization	2.0%	2.2%
Operating earnings	1.3%	2.6%
Interest expense, net	0.8%	0.9%
Earnings before income tax expense	0.5%	1.7%
Income tax expense	2.0%	0.4%
Net (loss) income	(1.5)%	1.3%

GameStop Corp.
Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	26 weeks ended August 4, 2018	26 weeks ended July 29, 2017
Net sales	$3,580.7	$3,733.5
Cost of sales	2,327.3	2,407.3
Gross profit	1,253.4	1,326.2
Selling, general and administrative expenses	1,108.4	1,105.9
Depreciation and amortization	66.3	75.6
Operating earnings	78.7	144.7
Interest expense, net	27.6	28.3
Earnings before income tax expense	51.1	116.4
Income tax expense	47.8	35.2
Net income	$3.3	$81.2

Net income per common share:
Basic	$0.03	$0.80
Diluted	$0.03	$0.80

Dividends per common share	$0.76	$0.76

Weighted-average common shares outstanding:
Basic	101.9	101.3
Diluted	102.1	101.4

Percentage of Net Sales:

Net sales	100.0%	100.0%
Cost of sales	65.0%	64.5%
Gross profit	35.0%	35.5%
Selling, general and administrative expenses	30.9%	29.6%
Depreciation and amortization	1.9%	2.0%
Operating earnings	2.2%	3.9%
Interest expense, net	0.8%	0.8%
Earnings before income tax expense	1.4%	3.1%
Income tax expense	1.3%	0.9%
Net income	0.1%	2.2%

GameStop Corp.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	August 4, 2018	July 29, 2017
ASSETS:
Current assets:
Cash and cash equivalents	$279.6	$262.1
Receivables, net	169.7	185.4
Merchandise inventories, net	1,237.0	1,140.6
Prepaid expenses and other current assets	168.4	202.5
Total current assets	1,854.7	1,790.6
Property and equipment:
Land	18.9	19.7
Buildings and leasehold improvements	724.6	753.4
Fixtures and equipment	974.5	965.7
Total property and equipment	1,718.0	1,738.8
Less accumulated depreciation	1,318.5	1,281.4
Net property and equipment	399.5	457.4
Goodwill	1,654.8	1,698.0
Other noncurrent assets	373.4	663.8
Total assets	$4,282.4	$4,609.8

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$541.7	$469.8
Accrued liabilities	680.7	855.8
Income taxes payable	53.3	12.1
Total current liabilities	1,275.7	1,337.7
Other long-term liabilities	83.3	144.0
Long-term debt, net	819.2	816.4
Total liabilities	2,178.2	2,298.1
Stockholders’ equity	2,104.2	2,311.7
Total liabilities and stockholders’ equity	$4,282.4	$4,609.8

GameStop Corp.

Schedule I
Sales Mix
(unaudited)

	13 Weeks Ended		13 Weeks Ended
	August 4, 2018		July 29, 2017
	Net	Percent	Net	Percent
Net Sales (in millions):	Sales	of Total	Sales	of Total

New video game hardware	$298.3	18.1%	$248.4	14.7%
New video game software	300.9	18.3%	369.3	21.9%
Pre-owned and value video game products	452.1	27.5%	501.8	29.7%
Video game accessories	187.3	11.4%	144.1	8.5%
Digital	40.2	2.4%	46.5	2.8%
Technology Brands	168.9	10.3%	188.3	11.2%
Collectibles	141.7	8.6%	122.5	7.3%
Other	57.3	3.4%	66.7	3.9%

Total	$1,646.7	100.0%	$1,687.6	100.0%

Schedule II
Gross Profit Mix
(unaudited)

	13 Weeks Ended		13 Weeks Ended
	August 4, 2018		July 29, 2017
Gross Profit (in millions):	Gross Profit	Gross Profit Percent	Gross Profit	Gross Profit Percent

New video game hardware	$34.6	11.6%	$26.7	10.7%
New video game software	67.9	22.6%	81.8	22.2%
Pre-owned and value video game products	197.5	43.7%	225.6	45.0%
Video game accessories	62.7	33.5%	47.7	33.1%
Digital	36.3	90.3%	37.9	81.5%
Technology Brands	132.4	78.4%	138.9	73.8%
Collectibles	45.1	31.8%	43.2	35.3%
Other	19.6	34.2%	21.9	32.8%

Total	$596.1	36.2%	$623.7	37.0%

Non-GAAP results
The following table reconciles the Company's operating earnings, net income and earnings per share as presented in its unaudited consolidated statements of operations and prepared in accordance with Generally Accepted Accounting Principles ("GAAP") to its adjusted operating earnings, net income and earnings per share. The diluted weighted-average shares outstanding used to calculate adjusted earnings per share for the 13 weeks ended August 4, 2018 differs from GAAP weighted-average shares outstanding and assumes the inclusion of 0.1 million common stock equivalents associated with restricted stock awards. Under GAAP, basic and diluted weighted-average shares outstanding are the same in periods where there is a net loss.

GameStop Corp.
Schedule III
(in millions, except per share data)
(unaudited)

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
	August 4, 2018	July 29, 2017	August 4, 2018	July 29, 2017
Technology Brands Adjusted Operating Earnings
Technology Brands operating earnings	$20.3	$15.0	$30.1	$26.1
Store closure costs	—	—	1.4	7.3
Technology Brands adjusted operating earnings	$20.3	$15.0	$31.5	$33.4

Consolidated Adjusted Operating Earnings
Operating earnings	$21.6	$43.6	$78.7	$144.7
Store closure costs	—	—	1.4	7.3
Severance and other	—	—	11.2	—
Business divestitures	—	(7.3)	—	(7.3)
Adjusted operating earnings	$21.6	$36.3	$91.3	$144.7

Consolidated Adjusted Net Income
Net (loss) income	$(24.9)	$22.2	$3.3	$81.2
Non-operating tax charge	29.6	—	29.6	—
Store closure costs	—	—	1.4	7.3
Severance and other	—	—	11.2	—
Business divestitures	—	(7.3)	—	(7.3)
Tax effect of non-GAAP adjustments	—	—	(1.8)	(2.7)
Adjusted net income	$4.7	$14.9	$43.7	$78.5

Adjusted Earnings Per Share
Basic	$0.05	$0.15	$0.43	$0.77
Diluted	$0.05	$0.15	$0.43	$0.77

Number of shares used in adjusted calculation
Basic	102.1	101.4	101.9	101.3
Diluted	102.2	101.5	102.1	101.4

Contact
Mike Loftus
Vice President, Global Controller and Investor Relations
GameStop Corp.
investorrelations@gamestop.com